STOCK PURCHASE AGREEMENT

                             BETWEEN

             PERMA-FIX ENVIRONMENTAL SERVICES, INC.

                               AND

                 WASTE MANAGEMENT HOLDINGS, INC.

                          May 16, 2000

              DIVERSIFIED SCIENTIFIC SERVICES, INC.
                    STOCK PURCHASE AGREEMENT

     THIS AGREEMENT entered into this 16th day of May, 2000, by and between Perma-Fix Environmental Services, Inc., a Delaware corporation, with its principal place of business located at 1940 NW 67th Place, Suite A, Gainesville, FL 32653, (the "Buyer") and Waste Management of Holdings, Inc., a Delaware corporation, with a principal place of business located at 3900 S. Wadsworth Boulevard, Suite 800, Lakewood, Colorado 80235 (the "Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

     WHEREAS, the Seller is the sole and exclusive owner of all of the issued and outstanding capital stock of Diversified
Scientific Services, Inc. a Tennessee corporation, ("DSSI"); and

     WHEREAS, the Seller desires to sell, convey, transfer, assign and deliver to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding capital stock of DSSI for cash and Buyer's Stock (as defined below); and

     WHEREAS, the Board of Directors of Buyer and Seller, respectively, have approved and adopted this Agreement.

     Now,  therefore, in consideration of the premises and mutual
promises   herein   made,   and   in   consideration    of    the
representations, warranties and covenants herein contained, the Parties agree as follows:

     1.   Definitions.

          (a) "Adverse Consequences" means all actions, suits proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, penalties, fines, costs, liabilities, obligations,, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

          (b) "Affiliates" has the meaning set forth in Rule 405 promulgated under the Securities act (as defined below), whether or not such is an affiliate now or becomes an Affiliate after the date hereof.

          (c) "Buyer" has the meaning set forth in the preface above.

          (d)   "Buyer's  Note"  has the  meaning  set  forth  in
     Article 2(b) below.

          (e)    "Cash"  means  any  cash  and  cash  equivalents
(including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

          (f)   "Closing"  has the meaning set forth  in  Article
2(d) below.

          (g)   "Closing  Date"  has the  meaning  set  forth  in
Article 2(d) below.

          (h)  Intentionally left blank.

          (i) "Environmental Laws" mean all federal, state, and local environmental, radioactive, health and safety Laws, codes, ordinances and all rules and regulations promulgated thereunder, including without limitation, Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic, radioactive or hazardous substances or wastes into the environment (including, without limitation, air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, solid, toxic, hazardous or radioactive substances or wastes.

          (j)   "ERISA"  means  the  Employee  Retirement  Income
Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

          (k)  "Financial Statement" has the meaning set forth in
Article 6(f) below.

          (l) "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          (m)    "Hart-Scott-Rodino  Act"  means  the  Hart-Scott
Rodino Antitrust Improvements Act of 1976, as amended.

          (n) "Knowledge" means the knowledge of the following officers of DSSI, the Seller, or any of their Affiliates, Joel
Eacker,  Breke  Harnagel, Gail Strobel,  Pat  Hopper  and  Andrew
Roseman.

          (o) "Laws" mean any and all Laws, rules, regulations, codes, ordinances, judgments, injunctions, decrees and policies.

          (p) "Liens" mean all security interests, liens, mortgages, claims, charges, pledges, restrictions, equitable interests, easements, property rights or encumbrances of any nature.

          (q) "Ordinary Course of Business" means the ordinary course of business of a party consistent with such party's custom and practice including with respect to quantity and frequency.

          (r) "Party" has the meaning set forth in the preface above.

          (s)    "Proprietary  Right"  means  any   trade   name,
trademark, service mark, patent or copyright and any application for any of the foregoing owned or used by DSSI

          (t)   "Purchase  Price" has the meaning  set  forth  in
Article 2(b) below.

          (u) "Real Property" means all real property, land, buildings, improvements and structures owned or leased by DSSI and all mineral rights thereunder owned by DSSI.

          (v) "Returns" mean all returns, declaration, reports, estimates, information returns and statements required to be filed with or supplied to any taxing authorities in connection with any Taxes.

          (w) "Securities Act" means the Securities Act of 1933, as amended.

          (x)   "Securities  Exchange Act" means  the  Securities
Exchange Act of 1934, as amended.

          (y) "Seller" has the meaning set forth in the preface above.

          (z) "Shares" mean all of the issued and outstanding shares of capital stock of DSSI of whatsoever character and description.

          (aa) "Subsidiaries" means all corporations or other entities fifty percent (50%) or more of the common stock or other form of equity of which shall be owned, directly or indirectly through one or more intermediaries, by another corporation.

          (bb) "Taxes" mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise real and personal property, sales, transfer, license, payroll and franchise taxes, imposed by any governmental authority and shall include any interest, penalties or additions to tax attributable to any of the foregoing.

          (cc) "Tennessee EPA" means the Tennessee Department  of
Environment and Conversation.

     2.   Purchase and Sale of DSSI Shares.

          (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, at the Closing, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, transfer and convey to the Buyer, all of the issued and outstanding Shares, free and clear of any and all Liens, for the consideration specified below in this Article 2.

          (b) Purchase Price. The Buyer agrees to pay to the Seller at the Closing $8,500,000 (the "Purchase Price") by delivery of

               (1) its promissory note (the "Buyer's Note") in the form of Exhibit A attached hereto in the aggregate principal amount of $3,500,000 (plus or minus the adjustments to be made to the Purchase Price pursuant to this agreement) and bearing interest at a rate of 7% per annum on any unpaid principal balance and having a term of five years from the Closing Date, with interest payable annually and principal due in lump sum at the end of the five year term; and

               (2) $5,000,000 in cash payable by wire transfer to Seller at Closing.

          (c)  Adjustments to Purchase Price.

                (1) At the Closing, the Purchase Price shall be adjusted as follows: The Seller and the Buyer shall jointly prepare an unaudited balance sheet of DSSI as of the end of the month immediately preceding the Closing Date ("Balance Sheet of DSSI"), which Balance Sheet of DSSI shall be prepared in accordance with GAAP applied on a consistent basis with the December Balance Sheet. If the Net Assets (as defined below) of DSSI calculated pursuant to the Balance Sheet of DSSI is greater than the Net Assets of DSSI calculated pursuant to the December Balance Sheet (as defined I subsection 5(f) hereof), then the Purchase Price shall be increased by the exact amount of such difference. If the Net Assets of DSSI calculated pursuant to the Balance Sheet of DSSI is less than the Net Assets of DSSI calculated pursuant to the December Balance Sheet, then the Purchase Price shall be reduced by the exact amount of such difference. For the purposes of this Agreement, "Net Assets" means the amount by which the total assets (less goodwill, general intangibles, receivables due from Seller and/or any other Affiliates of DSSI and any investments in Subsidiaries) of DSSI exceeds the total liabilities (less payables or other amounts due to Seller or any other Affiliates of DSSI, any investments in Subsidiaries and accrued income taxes) of DSSI as determined under GAAP and consistently applied; and

                (2)  Within 30 days after the Closing, Seller and
Buyer shall jointly prepare an unaudited balance sheet of DSSI as of the end of the day immediately preceding the Closing ("Closing Balance Sheet"), which balance sheet shall be prepared in accordance with GAAP applied on a consistent basis with the Balance Sheet of DSSI. If the Net Assets (as defined in subsection 2(b) above) of DSSI calculated pursuant to the Balance Sheet of DSSI is greater than the Net Assets of DSSI used for calculating the Purchase Price under subsection 2(c)(1) above, then the Buyer shall pay such difference to the Seller within 45 days from the date of the Closing. If the Net Assets of DSSI calculated pursuant to the Closing Balance Sheet is less than the Net Assets of DSSI used for calculating the Purchase Price under subsection 2(c)(1) above, then the Seller shall pay such difference to the Buyer within 45 days from the date of the Closing.

                (3) Any adjustment to the Purchase Price made pursuant to this section 2(c) shall be made by adjustment to the principal amount due under the Buyer's Note.

          (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Burns, Figa & Will, P.C. 6400 South Fiddlers Green Circle, Suite 1030, Englewood, Colorado, 80111, commencing at 10:00 a.m. Mountain Time on the second business day following satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby or such other date as the Buyer and Seller may mutually determine (the "Closing Date"). If the Closing has not occurred on or before the later of 90 days from the date of this Agreement or

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
such longer period as is necessary to obtain the approvals of the applicable government authorities relating to the permits and licenses of DSSI as necessary to consummate the transaction contemplated hereunder, then either of the Parties may terminate this agreement by giving of written notice of such termination; except that a Party may not terminate this Agreement if the Closing has not occurred by the later of 90 days from the date of this Agreement or such longer period as is necessary to obtain the approvals of the applicable government authorities relating to the permits and licenses of DSSI as necessary to consummate the transaction contemplated hereunder due to such Party's breach of its representations, warranties and covenants contained herein.

          (e)  Deliveries at the Closing.  At the Closing,

               (1) the Seller will deliver to the Buyer the various certificates, instruments and documents referred to in Articles 7 & 9 below required to be delivered by Seller;

               (2) the Buyer will deliver to the Seller the various certificates, instruments and documents referred to in Articles 7 & 9below required to be delivered by Buyer;

               (3) the Seller will deliver to the Buyer stock certificates representing all of the issued and outstanding
Shares, duly and validly endorsed in the name of Buyer, free and clear of any and all Liens; and

               (4) the Buyer will deliver to the Seller the consideration specified in Article 2(b) above.

     3.   Representations and Warranties of the Seller.

      The Seller represents and warrants to the Buyer that the statements contained in this Article 3 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete as of the Closing Date.

          (a) Organization of Seller. The Seller is a duly organized, validly existing corporation, and is in good standing under the Laws of the state of Delaware.

          (b) Authorization of Transactions. The Seller has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable against the Seller in accordance with its terms and conditions. Except as set forth in Schedule 3(b) hereof, or the terms of this Agreement, Seller need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (c) Non-contravention. To the best knowledge of Seller, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, permit, agreement, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject, or any provision of its articles of incorporation or bylaws.

          (d) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

          (e)  Investment.  The Seller

               (1) understands that the Buyer's Note has not been, and will not be registered under the Securities Act, or under any applicable state securities Laws, and is being offered and sold in reliance upon federal and state exemptions fro transactions not involving any public offering ;

               (2) is acquiring the Buyer's Note solely for its own account for investment purposes, and not with a view to distribution thereof;

               (3) is a sophisticated investor with knowledge and experience in business and financial matters;

               (4) is an accredited investor (as such term is defined in Rule 501 of Regulation D promulgated under the Securities act), as the Seller is a corporation with total assets in excess of $5,000,000;

               (5) has received true and correct copies of the following documents which have been filed with the Securities and Exchange Commission ("Commission");

                     (i)  the Annual Report on Form 10-K for  the
year ended December 31, 1999;

                    (ii)  Form 10-Q for the quarter ended March 31,
1999;

                    (iii) Form  10-Q for the quarter ended June 30,
1999;

                    (iv)  Form  10-Q from the quarter ended
September  30, 1999, as amended by form 10-Q/A dated January  18,
2000;

                    (v) Forms 8-K, dated April 21, 1999, June 16, 1999 (as amended by form 8-K/A, dated August 16, 1999, and
February 15, 2000; and

                    (vi)   Proxy   Statement  for   1999   annual
shareholders' meeting.

               (6) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer's Note; and

               (7) Agrees that the Buyer's Note will bear a legend stating in substance:

          This  Note  has been acquired for  investment
          and   has  not  been  registered  under   the
          Securities   Act   of   1933,   as    amended
          ("Securities   Act"),  in  reliance   on   an
          exception  contained in the  Securities  Act.
          This Note may only be transferred pursuant to
          an effective registration statement under the
          Securities  Act  and  any  applicable   state
          securities laws unless there is furnished to the Buyer an opinion of counsel or other evidence satisfactory to Buyer to the effect that such registration is not required. This
          Note  is  subject to the terms and conditions
          of that certain Stock Purchase Agreement, dated May 16, 2000, between the Maker and the Payee of this Note.

          (f) DSSI Shares. Seller owns of record and beneficially all of the Shares free and clear of any and all Liens or restrictions on transfer, taxes, options, warrants, purchase rights, contracts, commitments, equities, claims, or demands. The Seller is not, directly or indirectly, a party to any option, warrant purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of DSSI. The Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of DSSI.

     4.   Representations and Warranties of the Buyer.

     The Buyer represents and warrants to the Seller that the statements contained in this Article 4 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete as of the Closing Date.

          (a) Organization of Buyer. The Buyer is a duly organized, validly existing corporation, and is in good standing under the Laws of the state of its incorporation.

          (b) Authorization of Transactions. The Buyer has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms and conditions, subject to bankruptcy, insolvency and other law of similar import. Except as set forth in Schedule 4(b) hereof or the terms of this Agreement or as may be required under DSSI permit, license or under any environmental laws relating to DSSI or the acquisition of DSSI, Buyer need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (c) Non-contravention. To the best knowledge of Buyer, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of

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
any government, governmental agency, or court to which Buyer is subject, or any provision of its articles of incorporation or bylaws, provided however, this provision shall not apply to any limitations, restrictions, or conditions contained in any of the DSSI permits or licenses, or on any of the Environmental Laws relating to DSSI or the acquisition of DSSI.

          (d) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

          (e) Investment. The Buyer is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

          (f)    Financial  Statements.   Buyer  has   previously
delivered  to  the  Seller  the  following  financial  statements
(collectively the "Buyer Financial Statements"):

               (1)  audited balance sheet and statement of income
for  the fiscal years ended December 31, 1997, December 31,  1998 and December 31, 1999 for Buyer; and

               (2) unaudited balance sheets and statements of income for the three (3) month period ended March 31, 2000 for the Buyer.

     The above referenced financial statements of the Buyer have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Buyer as of such dates and the results of operations of Buyer for such periods.

     5.   Representations and Warranties Concerning DSSI.

     The Seller represents and warrants to the Buyer that to its Knowledge the statements contained in this Article 5 are correct and complete in all material respects as of the date of this Agreement and will be correct and complete as of the Closing Date,

          (a) Organization, Qualification and Corporate Power. DSSI is a corporation duly organized, validly existing and in good standing under the Laws of the state of its incorporation.
DSSI  is  duly  authorized to conduct business  and  is  in  good standing under the Laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition or operation of DSSI. DSSI has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it. Schedule 5 (a) lists the officers and directors of DSSI.

          (b) Capitalization. The authorized capital stock of DSSI consists of 2,000,000 shares of common stock, no par value (DSSI Common Stock) of which 1,800,000 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of DSSI have been duly authorized, are validly issued, fully paid and non-assessable free and clear of any and all liens, and are all owned of record and beneficially by the

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
Seller. There are no outstanding or authorized options warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require DSSI to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to DSSI.

          (c)   Non-contravention.    Except  as  set  forth   in
Schedule 5(c), neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will

               (1) violate any constitution, statute, regulation, rule, license, permit, agreement, injunction, judgment, order, decree, ruling charge or other restriction of any government, governmental agency or court to which DSSI is subject or any provision of its articles of incorporation or bylaws; or

               (2)    conflict  with,  result  in  a  breach  of,
constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, permit, contract, lease, license, instrument, or other arrangement to which DSSI is a party or by which it is bound or to which any of its assets is subject, except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not have a material adverse effect on the financial condition of DSSI or on the ability of the parties to consummate the transactions contemplated by this Agreement. DSSI is required to obtain approval or provide notice to the governmental agencies that issued the permits and/or licenses set forth in Schedule 5(o).

          (d)    Brokers'   Fees.   DSSI  has  no  liability   or
obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          (e)  Title to Tangible Assets.  Except as disclosed  in
Schedule 5(e), DSSI has good and marketable title to, or a valid leasehold interest in, the material tangible assets used in the conduct of its business free and clear of any and all Liens.

          (f)   Financial  Statements.   Seller  shall  prior  to
Closing furnish Buyer with the following financial statements:

               (1) audited balance sheet and statement of income of DSSI for the fiscal year ended December 31, 1999 ("December Balance Sheet") and the audited balance sheet and statement of income of DSSI for the fiscal years ended December 31, 1997 and December 31, 1998;

               (2) unaudited balance sheet and statement of income of DSSI for the three months ended March 31, 2000; and

               (3) audited statement of cash flow for the fiscal years ended December 31, 1997, December 31, 1998 and December 31,
1999.

     The above-referenced financial statements of DSSI are true, correct and complete in all material respects and correctly present the financial conditions and results of operations of DSSI as of the date thereof. The audited financial statements of DSSI for the fiscal year ended December 31, 1999 are hereinafter referred to as the "December Financial Statements." The financial statements for the three months ended March 31, 2000 are herein after referred to as "March Financial Statements". The December Financial Statements and the March Financial Statements are together referred to as the "Financial Statements". For the purposes of this Agreement, the Unaudited Financial Statements shall be deemed to include any notes to such financial statements. The Unaudited Financial Statements have been prepared in conformity with GAAP, consistently applied throughout the periods indicated and on a basis consistent with prior periods.

          (g)  Liabilities.   Except as set forth in the Schedule
5(g) attached hereto, DSSI does not have any liabilities or obligations either accrued, absolute, contingent, matured or unmatured or otherwise which have not been:

               (1)    reflected   on   the   December   Financial
          Statements; or

                 (2) incurred consistent with past practices of DSSI in the ordinary and normal course of DSSI's business since the date of the December Financial
               Statements.

                         (h)     Events  Subsequent  to  December
Financial Statements. Since the December Financial Statements, there has not been any material adverse change in the financial condition of DSSI. Without limiting the generality of the foregoing, since that date DSSI has not engaged in any practice, taken any action or entered into any transaction outside the ordinary course of business the primary purpose or effect of which has been to generate or preserve cash.

          (i) Legal Compliance. Except as disclosed in Schedule 5(i), in all material respects DSSI has complied with all applicable permits, laws, statutes, ordinances rules and regulations of all federal, state and local government or governmental agency with jurisdiction over DSSI operations or real property. DSSI has and is operating the incinerator located on the Gallaher Road property in Roane County, Tennessee in accordance with the incinerator permits. Neither DSSI nor Seller is aware of any threatened claim or litigation, which could materially and adversely affect the financial condition, results of operations or business, assets or properties of DSSI or the conduct of business of DSSI

          (j)  Real Property.

               (1) Schedule 5(j)(1) lists all Real Property owned by DSSI. With respect to each such parcel of owned Real
Property:

                    (i) DSSI has good and marketable title to the parcel of Real Property and all mineral rights thereunder, free and clear of any and all Liens except for installments of special assessments not yet delinquent and or, recorded easements, covenants and other restrictions which do not materially affect the value of the Real Property or materially interfere with the present use of such Real Property;

                    (ii)   there   are   no  leases,   subleases,
concessions or other agreements granting to any party or parties the right to use or occupy any portion of the real property; and

                    (iii)     there are no outstanding options or
rights of first refusal to purchase the parcel of Real Property or any mineral rights contained therunder, or any portion thereof or interest therein.

               (2)   Schedule  5(j)(2)  lists  all  of  the  Real
Property leased or subleased to DSSI. The Seller has made available to the Buyer for inspection correct and complete copies of the leases and subleases listed in Schedule 5(j)(2). Each of the leases and subleases listed is legal, valid, binding, enforceable and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability or ineffectiveness would not have a material adverse effect on DSSI.

     Seller will at its sole cost and expense provide Buyer with a title guarantee or policy and an ALTA survey to all Real
Property  described in 5(j)(1) above meeting the requirements  of
Section 5(j)(1) and the requirements of 7(i) hereof.

               (3) Except as set forth on Schedule 5(j)(3), none of the Real Property owned or Real Property leased by DSSI is contaminated or requires remediation of any kind under any Environmental Law as a result of being contaminated.

          (k)  Patents and Trademarks.

               (1)   Schedule 5(k) attached hereto is a true  and
complete list of all patents and applications, trade names, trademark registrations and applications, common law trademarks, copyrights and copyright registrations and applications, which DSSI owns, uses or has the right to use that are necessary to the conduct of DSSI's business. Schedule 5(k) also correctly sets forth all patents and applications, trade names, trademark registrations and applications, common law trademarks, copyrights and copyright registrations and applications, which relate to the business of DSSI and which are directly or indirectly owned or controlled by any director, officer, shareholder, employee or Affiliate of DSSI and used by DSSI. There are no claims or demands from any other person, firm or corporation pertaining to any of such patents and applications, trade names, trademark registrations and applications, common law trademarks, copyrights or copyright registrations and applications and no proceedings have been instituted or are pending or to the knowledge of
Seller,  threatened,  which challenge  the  rights  of  DSSI,  in respect thereof, except as shown on Schedule "5(k)." None of such patents and applications, trade names, trademark registrations and applications, common law trademarks, copyrights or copyright registrations and applications, as the case may be, is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting the use of such patents, trade names, trademarks or copyrights, and to Seller's knowledge none infringes on, or is being infringed by, other patents, trade names, trademarks or copyrights. DSSI has not given and is not bound by an agreement indemnification for patent, trade name, trademark or copyright infringement as to any property produced, used or sold by DSSI.

               (2) DSSI is not, or will as a result of the execution and delivery of this Agreement or the performance by Seller of its obligations under this Agreement or otherwise, be in breach of any license, sublicense or other agreement relating to the DSSI's Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which DSSI is a party and pursuant to which DSSI is authorized to use any third party patents, trademarks or copyrights ("DSSI Third Party Intellectual Property rights"), including software which is sued in the manufacture of, incorporated in, or forms a part of any product sold or services rendered by or expected to be sold or services rendered by DSSI, except as disclosed in Schedule "5(j)" hereof.

          (l)  Contracts.

               (1) Schedule 5(l) lists all written contracts and other written agreements to which DSSI is a party the performance of which will involve consideration in excess of $25,000.00. The Seller has made copies of each contract or other agreement listed in schedule 5(l) available to Buyer for inspection.

               (2)  except as set forth in Schedule 5(l), DSSI is
not a party to or bound by:

                    (i) any collective bargaining agreements or any agreements that contain any severance pay liabilities or obligations;

                    (ii)   any   bonus,  deferred   compensation,
pension, profit-sharing or retirement plans, programs or other similar arrangements;

                    (iii)      any employment agreement, contract
or commitment with an employee;

                    (iv)    any   agreement   of   guaranty    or
indemnification running from DSSI to any person or entity, including, but not limited to, any of its Affiliates;

                    (v)   any  agreement, contract or  commitment
which would reasonably be expected to have a material adverse impact on the business of DSSI;

                    (vi)   any  agreement,  indenture  or   other
instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of DSSI or any other outstanding securities of DSSI;

                    (vii)       any   agreement,   contract    or
commitment containing any covenant limiting the freedom of DSSI to engage in any line of business or compete with any person;

                    (viii)      any   agreement,   contract    or
commitment relating to capital expenditures in excess of twenty five thousand dollars ($25,000.00) and involving future payments;

                    (ix)  any  agreement, contract or  commitment
relating to the acquisition of assets or capital stock of any business enterprise;

                    (x) any contract with the Department of Defense or any other department or agency of the United States Government, or to any subcontract under any such contract, which is subject to renegotiation under the Renegotiation Act of 1951, as amended;

                    (xi) any agreement, contract or commitment not made in the ordinary course of business which involves Twenty Five Thousand Dollars ($25,000.00) or more or has a remaining term of one (1) year or more from December 31, 1999, or is not cancelable on thirty (30) days or less notice without penalty. DSSI has not breached, and there is not any claim, or, to the best of Seller's or DSSI's knowledge, any claim that DSSI has breached any of the terms or conditions of any agreement, contract or commitment set forth in this Agreement or in any of the Schedules attached hereto or of any other agreement, contract or commitment, of any such breach or breaches in the aggregate could result in the imposition of damages or the loss of benefits in an amount or a kind material to DSSI.

                    (xii)     contractors, and other arrangements
of any kind, whether oral or written, with any directors, officer, employee, trustee stockholder or Affiliate of DSSI;

                    (xiii) contracts, purchase orders and other arrangements of any nature involving an expenditure of Twenty Five Thousand Dollars ($25,000.00) or more not made in the ordinary course of business or which involve an unperformed commitment, under contracts not otherwise disclosed hereunder, in excess of Twenty-Five Thousand Dollars ($25,000.00); or

                    (xv)   indentures,  loan  agreements,  notes,
mortgages, conditional sales contracts, and other agreements for financing.

          (m)    Litigation.   Schedule  5(m)  sets  forth   each
     instance in which DSSI

               (1) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge; or

               (2) is a party to any action, suit, proceeding, hearing or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing or investigation would not have a material adverse effect on the financial condition of DSSI.

          (n)  Employee Benefits.

               (1)  Attached hereto as Schedule 5(n) is a list of
all Plans (as defined in Section 3(3) of ERISA) and other retirement, profit-sharing, deferred compensation, bonus, stock option, stock purchase and Plans and arrangements (individually, a "Plan", and collectively, the "Plans") in which DSSI employees participate. Seller has furnished Buyer current copies of all such Plans. None of the Plans is sponsored or maintained by DSSI.

                                 (2)     None of the Plans  is  a
"multiemployer Plan," as defined in Section 414(f) of the Internal Revenue Code (the "Code") or Section 3(37) of ERISA. DSSI has not completely or partially withdrawn from any multiemployer Plan so as to incur any partial or full withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under section 4207 or 4208 of ERISA). Consummation of this Agreement will not result in either a complete or partial withdrawal from any multi-employer Plan.

                                (3)       Except as set forth  in
Schedule 5(n) the provisions and operation of each of the Plans do not violate in any respect any provision of ERISA, the Code or any other statute, rule, regulation, agreement or instrument which governs the Plans. Seller and its Affiliates have or will comply in all respects with all applicable ERISA reporting and disclosure requirements with the Department of Labor ("DOL"),
Internal Revenue Service ("IRS"), participants and beneficiaries, whether due before or after Closing Date. Seller and its Affiliates have paid all premiums required by the Pension Benefit Guaranty Corporation ("PBGC"). The information supplied to the actuary by the Seller, DSSI or their Affiliates for use in preparing those reports was complete and accurate and neither Seller, DSSI nor any of their Affiliates has any reason to believe that the conclusions expressed in such reports are incorrect.

                (4) Seller has paid to all the Plans all contributions (including employer and employee) and premiums due on or before the Closing Date. There are no unpaid premiums or contributions, which are due or not provided for by Seller or its Affiliates as of the Closing Date. Neither the Seller, DSSI, nor any of their Affiliates has any accumulated funding deficiencies, as such term is defined in ERISA and in the Code, with respect to any Plan maintained or established for employees of DSSI. Neither Seller, DSSI nor any of their Affiliates has incurred any material liability to the PBGC (other than for payment of insurance premiums, all of which have been paid, when due), the IRS or the DOL with respect to any Plans that affect, or might affect, DSSI.

                (5) Except as set forth in Schedule 5(n) there are no pending investigations by any governmental entity involving any Plans relating to DSSI or any of the employees of DSSI, no deficiency or termination proceedings involving such Plans, and no threatened or pending claims (except for claims for benefits payable in the normal operation of the Plans), suits or proceedings against any Plan or asserting any rights or claims to benefits under any such Plan (except for claims for benefits in the ordinary course) nor are there any facts which would give rise to any material liability in the event of any such investigation, claim, suit or proceeding. Neither the Plans nor any trusts created thereunder relating to DSSI or to any of the DSSI employees, nor any trustee or administrator or other fiduciary thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or section 406 of ERISA) which would could give rise to any material liability to DSSI; and has not experienced any reportable event within the meaning of ERISA or other event or condition which presents a material risk of termination of any such Plan by the PBGC, has had any tax imposed upon it by the IRS for any alleged violation under Section 4975 of the Code, or has engaged in any transaction which might subject DSSI or any such employee benefit to any material liability for such tax. All employees of DSSI participating in the Plan can be terminated from participation in all such Plans by DSSI without DSSI incurring any liability or obligations in any manner under the Plans to its employees or otherwise.

                (6) With respect to any of the Plans that the Seller, DSSI, or any of their Affiliates is or intends to be a qualified Plan under Section 401(a) of the Internal Revenue Code, the Seller, DSSI or any of their Affiliates has received a determination letter from the IRS to the effect that the Plan is qualified under section 401 of the Code and the related trust is exempt form federal income tax under Section 501 of the Code. Nothing has occurred to cause the Loss of such qualification or exemption.

                (7) As of the Closing Date, certain employees of DSSI that are employed by DSSI as of the Closing Date are entitled to accrued vacation and sick time, the exact amounts of which are set forth in Schedule 5(m) attached hereto and included in the financial statements, subject to the provisions of Section 7 (f) hereof.

     (o) Permits and Licenses.

                (1) Schedule 5(o) attached hereto is a list of all permits and licenses presently held by, or used in connection with the normal and ordinary business of, DSSI and all applications for any and all of the foregoing filed by DSSI under any and all Environmental Laws. All permits held by or used by DSSI to conduct its business or operations are in the name of DSSI and none are in the name of any other party.

                (2) DSSI is in material compliance with all the terms and conditions of all permits and licenses listed in
Schedule 5(o) and with all other limitations, restrictions, conditions, standards requirements or obligations contained in such permits or licenses. Except as disclosed in schedule 5(o), neither DSSI, Seller nor any of their Affiliates has received any notice from any governmental entity that DSSI is in violation of any permit, license or authorization held by DSSI or under which it is conducting its business as currently being conducted or has received notice of any violations of any Environmental Laws

     (p) Closure and Post Closure. In connection with DSSI meeting its closure and post closure financial assurance requirements, Seller or DSSI has had issued through Frontier Insurance company, Bond # 119932 in the sum of $12,732,834 ("Closure and Post Closure Bond"). At the Closing, Buyer shall be responsible to provide a replacement bond in similar sum at or prior to Closing. Neither Seller nor DSSI makes any warranty express or implied as to the sufficiency of such Closure and Post Closure Bond to meet the financial assurance requirements required by any Environmental Laws.

           (q)   Taxes.   All  federal,  state  and  local  taxes
(including interest and penalties), due from DSSI (i) have been fully paid, or (ii) have been adequately accrued for in the DSSI
December Financial Statements.

          (r) Assets. Except as disclosed on Schedule 5(q) attached hereto, DSSI owns and has good and marketable title in and to all of the material assets used by it in the operation or conduct of its business, or required by DSSI from the normal and ordinary conduct of its business free and clear of any and all Liens.

          (s) No Breach of Status or Contract. Neither the execution and delivery of this agreement by the Seller, nor the performance or compliance by the Seller or DSSI with any of the terms and conditions of this Agreement, will violate any Laws or any rules or regulations promulgated thereunder or will at Closing conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental entity or authority, to which Seller or DSSI is subject to or bound by, or of any agreement or instrument to which Seller or DSSI is a party or by which any of them is bound, or constitute a default thereunder, or result in the creation of any Liens upon the Shares or any of the property or assets of DSSI, or cause any acceleration of maturity of any loan or obligation, or give to others any interest or rights, including rights of termination or cancellation, in or with respect to any of the properties, assets, agreements, contracts, or business of DSSI, or cause any acceleration or termination or cancellation, in or with respect to any of the properties, assets, agreements, contracts, business or operations of DSSI.

          (t)    Violation  of  Law  and  Contamination  of  Real
Property. Except as disclosed in the Schedule 5(t) to this Agreement, there are no violations of any Laws, (including but not limited to, Environmental Laws) which violation might have a material adverse effect on DSSI or the business of DSSI or the financial condition or operations of DSSI and the Real Property owned by DSSI is not contaminated and does not require remediation of any kind as a result of being contaminated.

          (u) Disclaimer of Other Representations and Warranties. Except as expressly set forth in Articles 3 and 5, the Seller makes no representation or warranty, express or implied, at law or in equity, in respect to DSSI, or any of its assets, liabilities, or operations, including, without limitation, with respect to merchantability or fitness for a particular purpose, and any other representations or warranties are expressly disclaimed. Buyer hereby acknowledges that, except to the extent specifically set forth in Articles 3 and 5, the Buyer is purchasing the assets of DSSI on an "as-is, where-is" basis.

     6.   Remedies for Breach of this Agreement.

          (a) All of the representations, warranties and covenants of the Seller contained in Section 5 above shall survive the Closing Date hereunder (unless the Buyer knew any misrepresentation or breach of warranty at the Closing Date) and continue in full force and effect for a period of three years thereafter. All of the representations, warranties and covenants contained in Sections 3, 4 and 7 herein shall survive the Closing Date (unless the damaged party knew of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statute of limitations).

          (b) In the event Seller breaches any of its warranties, representations or covenants contained herein, and, if there is an applicable survival period pursuant to Section 6(a) above and that Buyer makes a written claim for indemnification against the Seller pursuant to Section 10(g) below within such survival period, then the Seller agrees to indemnify the Buyer and DSSI from and against any and all Adverse Consequences the Buyer and/or DSSI shall suffer or may suffer through and after the date of the claim for indemnification (but excluding any and all Adverse Consequences the Buyer or DSSI shall or may suffer after the end of the applicable survival period as to a breach of the representations and warranties contained in section 5 hereof) caused proximately by the breach. Seller shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty of the Seller contained in Article 5 above;

               (1) until Buyer and/or DSSI has suffered Adverse Consequences by reason of all such breaches in excess of $250,000.00 at which point the Seller will be obligated to indemnify the Buyer and/or DSSI from and against any and all such Adverse Consequences from the first dollar of all such Adverse Consequences by the Buyer and /or DSSI. No event or breach shall be considered in determining such $250,000.00 unless and until the Adverse Consequences from any singular event or breach equals or exceeds $10,000.

               (2)   to the extent Adverse Consequences the Buyer
has  suffered by reason of all such breaches exceeds   $3,500,000
after  which  point Seller will have no obligation  to  indemnify
Buyer from and against further such Adverse Consequences.

               (3) for any claim relating to (i) the ultimate disposal of waste generated by DSSI that is stored on the Real Property owned by DSSI located in Kingston, Tennessee ("Tennessee Real Property") on the Closing Date for which there is no current disposal alternatives under the Environmental Laws ("Legacy Waste"), including any closure and post closure obligations of DSSI relating to the Legacy Waste located on the Tennessee Real Property on the Closing Date, and (ii) any on-site contamination of the Tennessee Real Property as of the Closing Date; provided, however, nothing contained in this clause (3) shall limit or restrict Seller's indemnification under this Article 6 or Seller's liability and/or obligations under this Article 6: (a) as a result of or in connection with any Adverse Consequences relating to or in connection with DSSI under, or claims made against DSSI that DSSI is a responsible party or a potentially responsible party under, any Environmental Laws or otherwise as a result of DSSI having arranged by contract, agreement or otherwise for disposal or treatment, or arranged for the transportation for disposal or treatment, of any waste or substance (hazardous, radioactive, petroleum or otherwise) at any facility or site for which a release (as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended) or threatened release has occurred or may occur other than the Tennessee Real Property, or (b) any violation or breach of any Environmental Laws by DSSI or permits held by DSSI on or prior to the Closing Date, except for any violation or breach of any Environmental Laws due to the Legacy Waste being stored on the Tennessee Real Property on the Closing Date or any on-site contamination of the Tennessee Real Property as of the Closing Date.

          (c) Buyer and Seller acknowledge and agree that the foregoing indemnification provisions in this Article 6 shall be the exclusive remedy of the Buyer and Seller with respect to DSSI and the transaction contemplated by this Agreement, except for any remedy available to Seller at law or in equity, to collect on the Buyers Note; provided, however, in addition to any other rights and remedies Buyer and DSSI may have, at law or in equity, in the event Buyer or DSSI has a claim for indemnification against Seller under this Article 6 and Buyer has obtained an award or judgment against the Seller from an arbitrator or arbitrators or a court of competent jurisdiction in connection with or relating to such claim for indemnification, Buyer may offset the amount of such award or judgment against the Buyer's Note.

     7.   Pre-Closing Covenants.

      The parties agree as follows with respect to the period between execution of this Agreement and the Closing Date.

          (a) Each of the parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement including satisfaction of the Closing conditions set forth elsewhere in this Agreement.

          (b) Each of the Parties will, and the Seller will cause DSSI to, give any notices to, make any filings with and use its reasonable best efforts to obtain any authorizations, consents, and approvals of government's and government agencies in connection with the transfer of ownership of permits and approvals held by DSSI all as set forth in Schedule 7(b).

          (c) The Seller will not cause or permit DSSI to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. , nor will it accept for treatment any additional material which will generate secondary waste from which there is no outlet for disposal.

          (d) The Seller will permit and Seller will cause DSSI to permit, representatives of the Buyer to have full access at all reasonable times, in a manner so as not to interfere with the normal business operations of DSSI, to all premises, properties, personnel, books, records, contracts and documentation of or pertaining to DSSI. The Buyer will treat and hold as such any Confidential Information it receives from the seller or DSSI in the course of reviews contemplated by this Article 7(d), will not use the Confidential Information except in connection with this Agreement, and if this Agreement is terminated for any reason whatsoever, will return to Seller and DSSI all tangible embodiments and all copies of the Confidential Information which are in its possession.

          (e) From the date of this Agreement until Closing, Seller shall not and shall cause DSSI to not perform any of the following acts relating to DSSI:

          (f) issue any DSSI capital stock or make any changes to DSSI authorized, issued or outstanding capital stock, grant any stock options or rights to acquire shares of any of DSSI capital stock or any security convertible into any class of DSSI capital stock or agree to do any of the foregoing; or

                (ii) declare, set aside, or pay any dividend or distribution with respect to any DSSI capital stock or any other securities convertible into any class of capital stock; or

                (iii)     directly or indirectly redeem, purchase
or otherwise acquire any DSSI capital stock or enter into any agreement to purchase or redeem any DSSI capital stock; or

                (iv) effect a split or reclassification of any DSSI capital stock or security convertible into any class of DSSI capital stock, purchase, redeem, retire or otherwise acquire any shares of any class of DSSI capital stock or any security convertible into any class of DSSI capital stock or agree to do any of the foregoing; or

               (v)  change its charter or bylaws; or

                (vi) except consistent with past practices, grant any increase in the compensation payable or to become payable by it to DSSI officers or employees or any increase, regardless of amount, in any bonus, insurance, pension or other benefit plan, program, payment or arrangement made to, for, or with any officers or employees; or

                (vii)      engage in any transaction not  in  the
Ordinary Course of Business; or

                (viii)    borrow or agree to borrow any funds  or
assume, endorse, guarantee or agree to guarantee or otherwise as an accommodation become liable or responsible for obligations of any other individual, firm, corporation; or

               (ix) acquire any real property; or

                (x) enter into any agreement with Affiliates, officers or directors of Seller or DSSI; or

                (xi) adopt, enter into, or amend materially any employment contract or any bonus, stock option, profit-sharing, pension, retirement, incentive, or similar employee benefit program; or

                (xii)     pay or incur any material obligation or
liability,   absolute  or  contingent,  other  than   liabilities
incurred in the ordinary and usual course of its business; or

                (xiii)    mortgage, pledge, or subject to Lien or
other encumbrance any of DSSI properties or assets; or

                (xiv)     except for transactions in the Ordinary
Course of DSSI Business, sell or transfer any of DSSI properties or assets or cancel, release or assign any indebtedness owed to DSSI or any claims held by DSSI; or

                (xv) make any investment of a capital nature in excess of Fifty Thousand Dollars ($50,000.00) for any one item or group of similar items, contributions to capital, property transfers, or otherwise, or by the purchase of any property or assets of any other individual, firm, or corporation; or

                (xvi)      enter into any other agreement not  in
the Ordinary Course of Business; or

                (xvii) merge or consolidate with any other corporation, acquire any of DSSI's assets or capital stock, solicit any offers for or negotiate with any third party to sell any of its assets or capital stock, or, except in the Ordinary Course of Business, acquire any assets of any other person, corporation, or other business organization, or enter into any discussions with any person concerning, or agree to do, any of the foregoing; or

                (xviii)   enter into any transaction or take  any
action which would, if effected prior to the Closing, constitute a breach of any of the representations, warranties or covenants contained in this Agreement.

          (g) Employees. Seller shall cause DSSI to terminate those employees of DSSI prior to the Closing which Buyer shall request Seller or DSSI to terminate. Seller shall be liable and responsible for, and shall pay, all obligations and liabilities to those employees of DSSI which were terminated (voluntarily or involuntarily) on or prior to the Closing (including, but not limited, accrued vacation, sick time, medical claims and termination pay). Seller shall be liable and responsible for providing to all of the employees of DSSI terminated (voluntarily or involuntarily) on or the prior to the Closing coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Seller shall be liable for all group medical claims relating to employees of DSSI resulting from medical treatment conducted prior to the Closing.

          (h) Directors and Officers. On or prior to the Closing, Seller shall cause all of the directors of DSSI to resign as a director of DSSI and shall cause those officers of DSSI to resign as requested by the Buyer, and at the Closing shall deliver to Buyer executed resignations of such directors and officers.

          (i) Governmental Reports. Between the date of this Agreement and the Closing, Seller shall furnish, make available to, and shall cause DSSI to furnish and make available to, Buyer any and all reports, not heretofore delivered to Buyer under this Agreement or which are filed subsequent to the date of this Agreement, to any state, federal or local Government, agency or department, including, but not limited to, the Commission, the IRS, the United States Environmental Protection Agency, the United States Federal Trade Commission, the PBGC and the Tennessee EPA.

          (j) Title Policies and Survey. Seller shall deliver to Buyer, at Seller's sole cost and expense, a fully paid policy or policies of title insurance, dated as of the Closing Date, issued to DSSI by a title company of nationally-recognized standing, reasonably satisfactory to Buyer, on a standard ALTA's owner title insurance policy form, insuring that DSSI has good and marketable fee simple title in and to all of the Real
Property and mineral rights in at least the amount of the fair market value to all of DSSI's Real Property, free and clear of any and all Liens except for installments of special assessments not yet delinquent and recorded easements, covenants and other restrictions which do not materially affect the value of the Real Property or materially interfere with the present use of such Real Property. In addition, Seller shall deliver to Buyer, at Seller's cost and expense, a survey of each tract of DSSI's Real Property prepared by a duly-licensed surveyor, certified in a manner reasonably acceptable to Buyer with the "Minimum Standard Detail Requiremetns for ALTA/ACSM Land Title Survey," jointly established and adopted by ALTA and ACSM in 1992 and includes items 1, 2, 3, 4, 6, 7(a), 7(b)(i), 8, 9, 10, 11 and 13 of Table
A thereto and pursuant to the accuracy standards (as adopted by ATLA and ACSM and in effect on the date of the certification of an Urban Survey.

          (k)   Insurance.  The Seller shall maintain,  or  cause
DSSI to maintain, all of the insurance relating to DSSI in such amounts and insuring such risks as in effect as of the date of this Agreement.

          (l)   Litigation.   The  Seller shall  give  the  Buyer
prompt notice of the institution of any litigation with respect to DSSI or any other litigation which would have a material adverse effect on DSSI.

          (m) Violations. Seller shall furnish to Buyer any required authorization necessary in order for Buyer to make investigations of any violation of Law or any permits or licenses that would have a material adverse effect on DSSI's business or operations. Further, if Seller or DSSI shall receive any notice of such violations prior to Closing, it shall furnish a true and correct copy of the same to Buyer promptly upon receipt thereof. If any such violation would, in the good-faith and reasonable opinion of Buyer, have a material adverse effect on the business or operations of DSSI, Seller shall use reasonable efforts, promptly after written request by Buyer, to perform such work as shall be reasonably required to cure such violations prior to the Closing. If Seller fails or refuses for any reason to cure such violations, Buyer may terminate this Agreement and, upon such termination, neither party hereto shall have any liability to the other parties

     8.   Post-Closing Covenants.

      The parties agree as follows with respect to the period following the Closing Date.

          (a) In the case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

          (b) In the event and for so long as any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with

               (1) any transaction contemplated under this Agreement or

               (2) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing

Date involving DSSI, the other Party shall cooperate with it and its counsel in the defense or contest, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the Party contesting or defending.

          (c) The Seller will not, and shall cause its employees, agents, representatives and Affiliates to not, take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of DSSI from maintaining the same business relationships with DSSI after the Closing Date as it maintained with DSSI prior to the Closing Date.

          (d) Covenant Not to Compete. Seller shall not, and shall cause its employees, agents, representatives and Affiliates to not, for a period of twenty-four (24) months after the Closing Date, in the Untied States, directly or indirectly, by or for itself, or as an agent, representative or employee of another, or through others as their agent, representative or employee or by and through any joint venture, partnership, corporation, limited liability company or other business entity in which Seller or its Affiliates has a direct or indirect interest, own, manage, operate, control, or be engaged in any business that competes, directly or indirectly, with DSSI.

          (e) Agreement Not to Solicit Employees and Customers. Seller shall not, and shall cause its employees, agents, representatives and Affiliates to not, for a period of twenty-four (24) months after the Closing Date, directly or indirectly, by or for themselves, or as an agent, representative or employee of another, or through others as their agent, representative or employee, or by and through any joint venture, partnership, corporation, limited liability company or other business entity in which he has a direct or indirect interest:

               (1) to use or disclose for the benefit of any person or entity, other than Buyer or any of its subsidiaries, any customer lists, or identify any of the customers of DSSI; or,

               (2) to solicit, induce or in any manner attempt to solicit or induce any customer or supplier of DSSI to cease being a supplier or customer of DSSI; or

               (3) to solicit or induce, or in any manner attempt to solicit or induce, any person employed by, or as an agent of DSSI, to terminate his or her employment or agency with DSSI.

          (f) Injunctive Relief. Seller acknowledges that the provisions of this Section 8 are reasonable and necessary for the protection of the Buyer and that regarding the covenants and provisions in Section 8(c), 8(d) and 8(e) hereof ("Protective Clauses"), Buyer will be irrevocably damaged if such Protective Clauses are not specifically enforced. Seller agrees that the remedy at law for any breach or threatened breach of the Protective Clauses will be inadequate, and that the Buyer may, in addition to such other remedies as may be available to it in law or in equity, shall be entitled to injunctive relief without bond or other security. If it becomes necessary for the Buyer to bring legal action against the Seller as a result of its breach of any of the Protective Clauses, the Buyer and Seller agree that the prevailing party shall be entitled to recover its costs and expenses in connection with such legal action (including, but not limited to, reasonable attorney's fees) from and against the other party.

     9.   Conditions to Obligation to Close.

          (a) Conditions to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions:

               (1) the representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date;

               (2) The Seller and DSSI shall have performed and complied with all of their covenants, obligations and agreements contained herein in all material respects through the Closing;

               (3) There shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing, or any action or lawsuit pending which could prevent the consummation of any of the transactions contemplated by this Agreement;

               (4) The Seller shall have furnished to the Buyer, in form and substance satisfactory to the Buyer, certified copies of resolutions of the Board of Directors of the Seller, duly adopted by the Board of Directors of Seller, authorizing the execution, delivery and performance of this Agreement by Seller, and an incumbency certificate for the officers of the Seller;

               (5) The Seller shall have delivered to the Buyer a certificate, duly executed by an executive officer of the Seller, in form and substance satisfactory to Buyer, dated as of the Closing Date, to the effect that each of the conditions specified in (1), (2) and (3) above of this Article 9(a) has been satisfied in all respects;

               (6) All applicable waiting periods, if any, under the Hart-Scott Rodino Act shall have expired or otherwise been terminated and the Parties and DSSI shall have received all other authorizations, consents, and approvals of Governments and Governmental Authorities required hereunder;

               (7) All actions to be taken by the Seller pursuant to the terms of this Agreement and in connection with the consummation of the transactions contemplated hereby, and all certificates, consents, opinions, instruments and other documents require to effect the transactions contemplated hereby, have been taken and will be reasonably satisfactory inform and substance to the Buyer;

               (8) Seller shall, at its sole cost and expense, have prepared, and deliver to Buyer, true, correct and complete copies of the 1997, 1998 and 1999 audited financial statements of DSSI, consisting of:

                    1)   balance sheet;

                    2)   statement of income and related
earnings;

                    3)   statement of stockholders' equity and
statement of changes
                         in financial position;

                    4)   statement of cash flows; and

                    5)   notes thereto, with auditors' report
thereon being unqualified, all of which shall have been examined by Arthur Anderson, DSSI's independent certified public accountants, and be in accordance with Regulation S-X (17 C.F.R. Part 210) and GAAP, consistently applied. Seller covenants and agrees that there shall be no material change in the 1999 audited financial statements of DSSI from the Financial Statements;

               (9) all statutory requirements for the valid consummation by Seller of the transactions contemplated by this Agreement shall have been fulfilled; all authorizations, consents and approvals of the Governmental Authorities required to be obtained in order to permit consummation by Seller of the transactions contemplated by this Agreement and to permit the business presently conducted by DSSI to continue unimpaired immediately following the Closing shall have been obtained;

               (10) all applications for, or modifications to, permits and licenses shall have been approved by the appropriate Governmental Authorities and all authorizations and approvals relating to all permits and licenses held by DSSI shall have been obtained from the appropriate Governmental Authorities under any and all of the Environmental Laws (including, but not limited to, the appropriate Environmental Laws of the State of Tennessee) as a result of the change in ownership of DSSI, pursuant to the terms of this Agreement, with such permits, approvals and authorizations to be in form and substance satisfactory to the Buyer, so that DSSI is permitted to continue unimpaired immediately following the Closing Date the same business operations that DSSI carried on as of the date of this Agreement and the Closing Date. Between the date of this Agreement and the Closing, no Governmental Authority, whether federal, state or local, shall have instituted (or threatened to institute either or all or in a writing directed to Seller or DSSI or any of their subsidiaries) an investigation which is pending on the Closing relating to this Agreement and the transactions contemplated hereby, no action or proceeding shall have been instituted or, to the knowledge of Buyer, shall have been threatened before a court or other Governmental body or by any public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain damages in respect thereof;

               (11) Buyer shall have conducted and completed an environmental audit of DSSI, and shall have determined to the satisfaction of Buyer that

                    (i)   DSSI  has  been  and  is  currently  in
compliance   in   all  material  respects  with  all   applicable
Environmental Laws;

                    (ii) none of the assets (including, but not limited to, the soils and groundwater on or under any of the Real Properties) owned, leased, operated or used by DSSI are contaminated with any radioactive waste, hazardous substance (as defined in Section 101(14) of CERCLA or any analogous state or local Laws) or petroleum (as defined in Subtitle I of RCRA or any analogous state or local Laws) in a manner that might have a material adverse effect on DSSI, and

                    (iii)     DSSI is not or would be subject  to
any liability in any material amount under any provision, or as a result of any past or present violations, of any applicable
Environmental Laws;

               (12)  DSSI  shall  have obtained consents  to  all
transactions contemplated by this Agreement from the parties to all contracts, permits, agreements, debt instruments and other documents referred to in the Schedules delivered by Seller to Buyer in accordance with this Agreement or otherwise, which require such consents and consents from, or notification to, all Governmental Authorities which require such consents or notifications;

               (13) There shall not have occurred

                      (i)   any  material  adverse  change  since
December 31, 1999, in the business, properties, assets, results of operations or financial condition of DSSI, or

                     (ii)  any  Loss  or damage  to  any  of  the
properties or assets (whether or not covered by insurance) of DSSI which will materially affect or impair the ability of DSSI to conduct, after consummation of the transactions contemplated hereby, the business of DSSI as now being conducted by DSSI;

               (14) Buyer shall have received from Burns, Figa  &
Will, P.C., counsel to Seller, an opinion or opinions addressed to Buyer and dated the Closing Date, with the form and contents thereof reasonably satisfactory to Buyer and its counsel;

               (15) Buyer shall have completed its financial due diligence of DSSI, with the results thereof satisfactory to Buyer;

               (16) Seller shall have delivered to Buyer the minute books and stock ledgers for DSSI, which minute books shall be current, in all material respects;

               (17) Buyer shall have received from Seller good standing and tax certificates (or analogous documents), dated as close as practicable to the Closing, from the appropriate authorities in each jurisdiction of incorporation of DSSI and in each jurisdiction in which DSSI is qualified to do business, showing DSSI to be in good standing and to have paid all taxes due in the applicable jurisdiction;

               (18) Seller and its Affiliates shall have delivered to Buyer, in form and substance satisfactory to Buyer, a release releasing DSSI from any and all known or unknown, absolute or contingent, debts, liabilities and obligations that DSSI may have to Seller and any and all Affiliates of Seller, and

Buyer shall have received, in form and substance satisfactory to Buyer, appropriate tax opinions from Seller that such release or releases shall have not tax effect or tax consequence on DSSI;

                                      (19)   Buyer   shall   have
obtained, on terms satisfactory to Buyer, a bond in the principal sum of not less than $12,732,834 covering DSSI's closure and post closure financial assurance requirements under the Environmental Laws; and

                                   (20) Seller shall, immediately
prior to the Closing, terminate or cause DSSI to terminate DSSI employees from participation under any and all Plans, without such termination resulting in any liability or obligation on the part of DSSI or the Buyer under any such Plans or to any of the DSSI employees, the Seller, any Affiliate of the Seller, any governmental agency or otherwise.

      The Buyer may waive any condition specified in this Article
9(a) if it executes a writing so stating at or prior to the Closing.

          (b) Conditions to the Obligations of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to the following conditions:

               (1)   the representations and warranties set forth
in  Article  4  above shall be true and correct in all   material
respects at and as of the Closing Date;

               (2) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

               (3) there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

               (4) the Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Article 10(b)(1)-(3) is satisfied in all respects;

               (5) all applicable waiting periods, if any, under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated and the Parties and DSSI shall have received all other authorizations, consents, and approvals of agencies referred to hereunder;

               (6)  the Seller shall have received from Conner &
Winters, A Professional Corporation, counsel to the Buyer, an opinion in form and substance reasonably satisfactory to Seller and its counsel, addressed to the Seller and dated as of the Closing Date;

       The  Seller  may  waive any condition  specified  in  this
Article 9(b) if it executes a writing so stating at or prior to the Closing.

     10.  Miscellaneous.

          (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure). The above restrictions shall not apply to any (1) information available to either party from public records or from other sources in accordance with the Law, (2) information which is in the public domain or subsequent to the date of this agreement enters the public domain otherwise than through disclosure by Buyer or Seller, or (3) information which is capable of being independently developed by or on behalf of the party wishing to disclose without reference to the confidential information.

          (b)   No  Third-Party  Beneficiaries.   This  Agreement
shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and merges and supersedes any prior discussions, understandings, agreements, or representations by or among the Parties, written or oral, to the extent they have related in any way to the subject matter hereof. No party shall be bound by any condition, definition, warranty or representation other than as expressly provided for in this Agreement or as may be on a date on or subsequent to the date hereof duly set forth in writing signed by each party which is to be bound thereby. Unless otherwise expressly defined, terms defined in this Agreement shall have the same meanings when used in any exhibit or schedule and terms defined in any exhibit or schedule shall have the same meanings when used in the Agreement or any other exhibit or schedule. This Agreement (including the exhibits and schedules hereto) shall not be changed, modified, or amended except by a writing signed each Party hereto, and this Agreement not be discharged except by performance in accordance with its terms or by a writing signed by each party to be charged.

          (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller.

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

            (f) Notices.  All notices, requests, demands, claims,
and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to the Seller:               Copy to:
          Waste Management, Inc.          Burns, Figa & Will, P.C.
          3900  S., Wadsworth Blvd.       6400 S. Fiddlers  Green Circle
          Suite 800                       Suite 1030
          Lakewood, CO  80235             Englewood, CO  80111
          Attn:     Joel Eacker           Attn:     William A. Jeffry

          If to the Buyer:                Copy to:
          Perma-Fix  Environmental        Conner  &  Winters, A Professional
             Services, Inc.                   Corporation
          1940 Northwest 67th Place       One Leadership Square
          Gainesville, FL  32653          211 North Robinson, Suite 1700
          Attn: Dr. Louis F. Centofanti,  Oklahoma City,  OK  73102
                President                 Attn:  Irwin H. Steinhorn

          Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), and any such notice, or communication shall be deemed to have been given as of three (3) days after posting, one (1) day after next day delivery service or upon actual delivery. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (g) Governing Law. This Agreement shall be construed in accordance with and governed by

               (1) the applicable Laws of Tennessee only with respect to the transfer of those permits issued by the State of Tennessee and the applicable Laws of the Untied States only with respect to the transfer of those permits issued by the EPA; and

               (2) in accordance with the Laws of Delaware in all other respects, without regarding to the principles of conflicts of Laws thereof.

          (h) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder, or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (j) Expenses. The Buyer and Seller will each bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Any Taxes in the nature of Income Tax or any gain resulting from the sale of Shares hereunder and any transfer or sales tax and any stock transfer tax payable on the consummation of any other transaction contemplated by this Agreement shall be paid by Seller.

          (k) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

          (l)  Incorporation of Exhibits, Annexes, and Schedules.
The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (m)    Headings.    The  heading   in   the   sections,
paragraphs, Schedules, and Exhibits of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. The words "herein," "hereof," "hereto," and "hereunder," and other words of similar import, refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (n)  Time.  Time is of the essence of this Agreement.

          (o)  Dispute Resolution.  Any controversy or claim
arising out of or relating to this Agreement, or the breach thereof (other than controversies or claims regarding enforcement of the Protective Clauses, all of which shall be settled by a court of competent jurisdiction) shall be settled in binding arbitration to be held, and the award made, in Nashville, Tennessee, in accordance with the then-existing rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. If any party's claim  exceeds  $1,000,000, exclusive of interest and  attorneys'
fees,  the  dispute  shall  be  heard  and  determined  by  three
arbitrators.   In  any arbitration involving one arbitrator,  the
arbitrator  shall be:  (i) any person selected by the parties  if they are able to so agree within ten (10) days after any party requests the other party to so agree; or, if not, (ii) the selection shall be made pursuant to the rules of the American
Arbitration  Association.   In  any arbitration  involving  three
arbitrators, the Seller and Buyer shall each, within fifteen days of the commencement of arbitration, select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrator selected by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. Within thirty (30) days of the hearing, the arbitrator(s) shall render a decision concerning all contested issues considered during the arbitration and the arbitrator(s) shall notify the parties in writing of their
decision,  setting forth the dollar amount, if any, awarded.   In
the event that there shall be more than one dispute to be arbitrated, the parties agree that all pending disputes shall be consolidated to the extent feasible. The nonprevailing party in the arbitration shall pay to the prevailing party the prevailing party's reasonable attorney's fees and expenses. The amount of the dollar award, if any, plus all reasonable attorney's fees of the prevailing party, shall be paid by the non-prevailing party.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


     "SELLER"                           "BUYER"


WASTE  MANAGEMENT HOLDINGS, INC.        PERMA-FIX ENVIRONMENTAL
INC.                                    SERVICES, INC.


By: /s/ Bruce E. Snyder                 By:  /s/ Louis Centofanti
   _______________________                 ________________________
   Bruce E. Snyder                         Dr. Louis F. Centofanti

Title:  Vice President, Chief           Title: President
        Financial Officer and
        Controller
      _______________________

                          EXHIBIT AND SCHEDULES
                          _____________________


Exhibit A       -   Form of Promissory Note

Schedule 3(b)   -   Consents and authorizations of governmental
                    agencies

Schedule 4(b)   -   Permits and licenses required under
                    environmental laws

Schedule 5(a)   -   List of the officers and directors of
                    DSSI

Schedule5(c)    -   Non-contravention

Schedule 5(e)   -   Title to tangible assets

Schedule 5(g)   -   Liabilities

Schedule 5(i)   -   Compliance with laws

Schedule (j)(1) -   Real Property owned by DSSI

Schedule (j)(2) -   Real Property leased or subleased to
                    DSSI

Schedule (j)(3) -   Real Property owned or leased by DSSI

Schedule 5(k)   -   Patents, Applications, Trade Names,
                    Trademark Registrations

Schedule 5(l)   -   Written Contracts and Agreements in
                    excess of $25,000

Schedule 5(m)   -   Litigation

Schedule 5(n)   -   Employee benefit plans

Schedule 5(o)   -   Permits and Licenses

Schedule 5(q)   -   Assets

Schedule 5(t)   -   Compliance with environmental laws

Schedule 7(b)   -   Consents and approvals of governmental
                    agencies in connection with the transfer of ownership of permits and approvals held by DSSI